UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 30, 2009

DIAMOND TECHNOLOGIES INC.
formerly Printing Components Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-53183
(State or other jurisdiction of incorporation)	(Commission File No.)

2795 Barton Street East
Unit 5
Hamilton, Ontario
Canada   L8E 2J8
(Address of principal executive offices and Zip Code)

(905) 578-3232
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 30, 2009, at a special meeting of shareholders, a majority of outstanding common stock voted to change our name from Printing Components Inc. to Diamond Technologies Inc.   On December 1, 2009, we filed amended articles of incorporation with the Nevada Secretary of State reflecting the change of our name.

ITEM 8.01	OTHER EVENTS

In Item 8.01 of our Form 8-K dated May 8, 2008 and filed with the SEC on May 13, 2008, we stated that the public should not rely on any information disseminated by anyone regarding us unless the information appeared in reports filed by us with the United States Securities and Exchange Commission.  We renew that statement at this time.

Further, the public should also not rely on any information about us that is disseminated by Carlo Fascio or Steve Bishop unless the information appears in one of our reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 1st day of December 2009.

DIAMOND TECHNOLOGIES INC.

BY:	VINCE LEITAO
Vince Leitao President, Principal Executive Officer, and a member of the Board of Directors.